Exhibit 4.1

NUMBER U-__________	UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	PTK ACQUISITION CORP.

CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND

ONE WARRANT, EACH WARRANT ENTITLING THE HOLDER TO PURCHASE THREE-QUARTERS OF ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ______________________________________________________________________________________________

is the owner of __________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one share of common stock, par value $0.0001 per share, of PTK Acquisition Corp., a Delaware corporation (the “Company”), and one warrant. Each warrant entitles the holder to purchase three-quarters (3/4) of one share of common stock of the Company at $11.50 per full share (subject to adjustment), upon the later to occur of (i) the Company’s completion of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more target businesses (a “Business Combination”) or (ii) 12 months from the closing of the Company’s initial public offering (the “IPO”). Each warrant expires 5 years after the completion of our initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The common stock and warrant(s) comprising the Unit(s) represented by this certificate are not transferable separately until the 90th day after the date of the prospectus relating to the IPO, unless Chardan Capital Markets, LLC informs the Company of its decision to allow earlier separate trading, provided that the Company has filed with the Securities and Exchanges Commission a Current Report on Form 8-K, which includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO.

The terms of the warrants are governed by a warrant agreement (the “Warrant Agreement”), dated as of [•], 2020, between the Company and Continental Stock Transfer & Trust Company, as the warrant agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the warrant agent at 1 State Street, 20th Floor, New York, New York 10004, and are available to any warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

[Corporate Seal]

This Unit Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

By:

Chairman	Secretary

PTK Acquisitions Corp.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT—_____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of	under Uniform Gifts to Minors
	survivorship and not as	Act ______________
	tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

_________________________________________________________________________________________________Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds with respect to the underlying share of common stock from the trust account established in connection with the Company’s initial public offering only in the event of the Company’s liquidation upon failure to consummate a business combination within the required time period set forth in the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), as the same may be amended from time to time, or if the holder seeks to convert his or her respective shares of common stock underlying the Unit upon consummation of such business combination or in connection with certain amendments to the Certificate. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.